UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12
PHYSICIANS REALTY TRUST
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT DATED APRIL 8, 2019
TO PROXY STATEMENT DATED MARCH 18, 2019
FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2019

On March 18, 2019, Physicians Realty Trust (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, in connection with the Company’s Annual Meeting of Shareholders scheduled for April 30, 2019 (the “Annual Meeting”). The Company is filing this supplement to its Proxy Statement (the “Supplement”) solely to correct an error in the text which begins on page 12 of the Proxy Statement under the heading “Board Meetings.” Accordingly, the first paragraph under the heading “Board Meetings” is amended and restated to read in its entirety as follows:

Board Meetings

The Board held twelve meetings during fiscal 2018. Each of our trustees attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such trustee served during fiscal 2018.

No other changes have been made to the Proxy Statement or to the matters to be considered by the Company’s shareholders at the Annual Meeting. All other items of the Proxy Statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Supplement shall have the meanings assigned to such terms in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.